Exhibit 10.3

STOCKHOLDER RIGHTS AGREEMENT

This STOCKHOLDER RIGHTS AGREEMENT (this “Agreement”), dated as of ________, 2011, is entered into by and among Hampshire Group, Limited, a Delaware corporation (“Parent”), and the individuals and entities listed on Schedule A hereto (each, a “Stockholder”, and collectively, the “Stockholders”).

WHEREAS, Parent, RG Merger Sub, S.A., a Honduran sociedad anonima and a wholly owned subsidiary of Parent, Rio Garment S. de R.L., a limited liability company organized under the laws of the Republic of Honduras, and the Stockholders have entered into that certain merger agreement (the “Merger Agreement”), dated as of June 13, 2011;

WHEREAS, pursuant to the Merger Agreement, each Stockholder will receive from Parent on the Closing Date (as defined below) shares of common stock, par value $0.10 per share, of Parent (“Common Stock”), subject to the terms and conditions set forth in the Merger Agreement;

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the parties desire to enter into this Agreement to become effective upon the Effective Time (as defined below) in order to (i) grant to the Stockholders certain rights relating to the registration of the Shares (as defined below) and the appointment of representatives to the Board of Directors of Parent (the “Board of Directors”) and (ii) set forth certain agreements with respect to the Stockholders’ ownership of the Common Stock, Voting Securities (as defined below) or Derivative Securities (as defined below) as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

(a)  “30-Day VWAP Per Share” shall mean, as of any time, the weighted-average price per share of Common Stock as traded on the Pink Sheets under the symbol “HAMP.PK” (or any other exchange and under any other symbol on and under which shares of Common Stock of Parent may be traded from time to time) during the 30-day period ending on the trading day ended immediately prior to such time.

(b)  “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person.  For the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(c)  “Aggregate Holdback Shares” shall have the meaning ascribed to such term in the Merger Agreement.

(d)  “Aggregate Outstanding Closing Date Shares” shall mean the number of shares of Common Stock issued and outstanding as of the Closing Date.  For purposes of this Agreement, the Aggregate Holdback Shares shall be deemed to be issued and outstanding as of the Closing Date.

(e)  “Applicable Designee” shall mean the Stockholder Designee designated in writing by the Stockholders on the date hereof.

(f)  “Applicable Limitations” shall mean (i) the fiduciary duties of the members of the Board of Directors and the Nominating and Governance Committee, (ii) any applicable law or regulation, (iii) any listing requirement of any securities exchange on which the Common Stock is listed for trading, including the applicable definition of “independence,” (iv) the certificate of incorporation and the by-laws of Parent and (v) any charter of a committee of the Board of Directors and any corporate governance principles or guidelines applicable to the Board of Directors, if any.

(g)  “Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof); provided, however, that, subject to the next sentence, a Person will be deemed to beneficially own (and have beneficial ownership of) all securities that such Person has the right to acquire, whether such right is exercisable immediately or with the passage of time or the satisfaction of conditions, including, without limitation, pursuant to the Equityholders Distribution of Proceeds Agreement (as defined in the Merger Agreement) without duplication.  For purposes of this Agreement, a Stockholder shall be deemed to beneficially own (and have beneficial ownership of) the Holdback Shares.  The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

(h)  “Change of Control” shall mean (a) any transaction in which a “person” or “group,” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than any Stockholder or the Stockholders, their Affiliates and/or their Permitted Transferees collectively, becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of Parent (other than as a direct result of the issuance of equity securities by Parent in connection with an equity investment by a Person or Persons in a transaction  or series of related transactions) or (b) a sale, lease or other conveyance of all or substantially all of the assets of Parent.

(i)  “Closing Date” shall have the meaning ascribed to such term in the Merger Agreement.

(j)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(k)  “Derivative Security” shall mean any subscription, option, conversion right, warrant, phantom stock right or other agreement, security or commitment of any kind obligating Parent or any of its subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, (i) any Voting Securities or any other equity security of Parent, (ii) any securities convertible into, or exchangeable or exercisable for, any Voting Securities or other equity security of Parent or (iii) any obligations measured by the price or value of any shares of capital stock of Parent.

(l)  “Effective Time” shall have the meaning ascribed to such term in the Merger Agreement.

(m)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(n)  “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by Parent with the SEC.

(o)  “Group” shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a “person” for purposes of Section 13(g)(3) of the Exchange Act.

(p)  “Holdback Shares” shall mean, as of any time, the number of Aggregate Holdback Shares that Parent is required to continue to reserve for issuance pursuant to, and in accordance with, Section 3.3, Section 3.4, Section 3.5 or Article 11 of the Merger Agreement.  For the avoidance of doubt, “Holdback Shares” shall not include the Aggregate Holdback Shares that have been issued to the Stockholders pursuant to, and in accordance with, the terms of the Merger Agreement.

(q)  “Holder” shall mean any holder of Registrable Securities.

(r)  “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

(s)  “Limited-Transfer Cap” shall mean, with respect to a Stockholder, the number of shares of Common Stock obtained by multiplying 0.25 by the Stockholder Closing Date Shares.

(t)  “Majority Holders” shall mean the holders of a majority in interest of the shares of Common Stock then held collectively by the Stockholders; provided that so long as the Applicable Designee holds shares of Common Stock, the Majority Holder shall be deemed to be the Applicable Designee.

(u)  “Merger” shall have the meaning ascribed to such term in the Merger Agreement.

(v)  “Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board of Directors (or any successor committee thereto).

(w)  “One-Director Appointment Period” shall mean the period beginning on the day immediately following the Two-Director Appointment Termination Date and ending on the One-Director Appointment Termination Date.

(x)  “One-Director Appointment Termination Date” shall mean the first date on which the Stockholders cease to collectively Beneficially Own a number of shares of Common Stock equal to or exceeding the One-Director Appointment Threshold.

(y)  “One-Director Appointment Threshold” shall mean the number of shares of Common Stock equal to (i) the Stockholder Closing Date Shares less (ii) the product obtained by multiplying 0.20 by the Aggregate Outstanding Closing Date Shares.

(z)  “Other Securities” shall mean securities of Parent sought to be included in a registration other than Registrable Securities or Parent Securities.

(aa)  “Parent Securities” shall mean securities of Parent sought to be included in a registration for Parent’s account other than Registrable Securities.

(bb)  “Permitted Cap” shall mean, as of any time, 34.9% of the issued and outstanding shares of Common Stock as of such time.

(cc)  “Permitted Transfer” shall mean a Transfer (as defined in Section 3.1(a)) by any Stockholder to (i) an Immediate Family Member of such Stockholder, (ii) a trust for the benefit of such Stockholder or one or more of such Stockholder’s Immediate Family Members, (iii) an Affiliate of such Stockholder, (iv) another Stockholder or an Affiliate of another Stockholder or (v) Scott Rusczyk (collectively, “Permitted Transferees”); provided that such Permitted Transferee expressly agrees in writing to be bound by the terms and conditions of this Agreement as a Stockholder.

(dd)  “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity.

(ee)  “Registrable Securities” shall mean Shares Beneficially Owned by a Stockholder, other than any such Shares the sale of which has been registered pursuant to the Securities Act and which Shares have been sold pursuant to such registration.

(ff)  “Rule 144” shall mean Rule 144 promulgated by the SEC under the Securities Act.

(gg)  “SEC” shall mean the Securities and Exchange Commission.

(hh)  “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(ii)  “Shares” shall mean the shares of Common Stock received by the Stockholders in connection with the Merger.

(jj)  “Special Registration” shall mean the registration of (i) equity securities and/or options or other rights in respect thereof registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of Parent or its direct or indirect subsidiaries or in connection with dividend reinvestment plans.

(kk)  “Standstill Expiration Date” shall mean (x) the three-year anniversary of the Closing Date or (y) if the Applicable Designee is not elected chairman of the Board of Directors at or before Parent’s 2012 annual meeting of stockholders, the two-year anniversary of the Closing Date.

(ll)  “Stockholder Closing Date Shares” shall mean, with respect to a Stockholder, the number of shares of Common Stock Beneficially Owned by such Stockholder as of the Closing Date after giving effect to the consummation of the Merger.

(mm)   “Two-Director Appointment Period” shall mean the period beginning on the Closing Date and ending on the Two-Director Appointment Termination Date.

(nn)  “Two-Director Appointment Termination Date” shall mean the first date on which the Stockholders cease to collectively Beneficially Own a number of shares of Common Stock equal to or exceeding the Two-Director Appointment Threshold.

(oo)  “Two-Director Appointment Threshold” shall mean the number of shares of Common Stock equal to (i) the Stockholder Closing Date Shares less (ii) the product obtained by multiplying 0.10 by the Aggregate Outstanding Closing Date Shares.

(pp)  “Voting Securities” shall mean the shares of Common Stock and any other capital stock or equity securities of Parent having the general voting power under ordinary circumstances to elect members of the Board of Directors, and any other securities which are convertible into, or exchangeable or exercisable for, Voting Securities.

2.  Representations and Warranties of Stockholders.  Each Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

2.1.  Authorization.  All action on the part of such Stockholder necessary for the authorization, execution, delivery and performance of this Agreement has been taken.  This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.  Such Stockholder has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

2.2.  No Conflict.  The execution and delivery of this Agreement by such Stockholder will not conflict with or result in any violation of or default by such Stockholder (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Stockholder or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Stockholder or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect (a) on such Stockholder or (b) on the ability of such Stockholder to perform its obligations under this Agreement.

2.3.  Consents.  All consents, approvals, orders and authorizations required on the part of such Stockholder in connection with the execution, delivery or performance of this Agreement have been obtained and are effective.

2.4.  Beneficial Ownership.  As of the date hereof, such Stockholder does not Beneficially Own any Voting Securities and, as of the Closing Date, such Stockholder will not Beneficially Own any Voting Securities other than the Stockholder Closing Date Shares.  Such Stockholder has not formed a Group with any other Person or Persons and is not a member of a Group.  Such Stockholder shall not take any actions such that it and any other Person or Persons may be deemed to be a Group.

3.  Covenants.

3.1.  Lock-Up.

(a)  During the period commencing on the Closing Date and ending, subject to Section 3.1(b), on the two-year anniversary thereof (such period, the “Lock-Up Period”), no Stockholder shall, without the prior written consent of a majority of the directors on the Board of Directors that are not affiliated with, or were not appointed by, any Stockholder (the “Requisite Board Consent”), directly or indirectly, (i) other than Permitted Transfers, offer, pledge, encumber, hypothecate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (including the disposition of any ownership interest in any entity to accomplish such disposition) (any such act, a “Transfer”), any shares of Common Stock, Voting Securities or Derivative Securities (collectively, the “Covered Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Covered Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (“Derivative Transfers”), except for Derivative Transfers by any Stockholder to (A) an Immediate Family Member of such Stockholder, (B) a trust for the benefit of such Stockholder or one or more of such Stockholder’s Immediate Family Members, (C) an Affiliate of such Stockholder, or (D) another Stockholder or an Affiliate of another Stockholder.

(b)  Notwithstanding Section 3.1(a), and subject to the limitations and conditions below (including Section 3.1(c)), each Stockholder may, without the Requisite Board Consent:

(i)  during the period commencing on the one-year anniversary of the Closing Date and ending on the two-year anniversary of the Closing Date (such period, the “Limited-Transfer Lock-Up Period”), Transfer Covered Securities; provided, that, immediately prior to such Transfer, the 30-Day VWAP Per Share exceeds $7.50; and provided further, that in no event may the aggregate Covered Securities Transferred by such Stockholder pursuant to this Section 3.1(b)(i), together with all Covered Securities Transferred by such Stockholder pursuant to Section 3.1(b)(ii)(A), exceed such Stockholder’s Limited-Transfer Cap;

(ii)  Transfer Covered Securities,

A.  during the Limited-Transfer Lock-Up Period, provided, that, immediately prior to such Transfer, the 30-Day VWAP Per Share exceeds $10.00;

B.  at any time pursuant to the exercise of such Stockholder’s Piggyback Rights set forth in Section 4.1(a); or

C.  at any time after expiration of the Lock-Up Period;

(c)  Notwithstanding anything to the contrary contained herein, no Stockholder may Transfer any Covered Security unless (i) such Transfer is pursuant to an effective registration statement under the Securities Act and registered under any applicable state or foreign securities laws, (ii) such Transfer is pursuant to, and in accordance with, Rule 144 or (iii) such Transfer is pursuant to an exemption from registration under the Securities Act; provided, that immediately after the consummation of such Transfer, such transferee is not, to the knowledge of such Stockholder (after reasonable inquiry), a 5% shareholder of Parent within the meaning of Section 382(k)(7) of the Code.

(d)  Each Stockholder agrees and consents to the entry of stop-transfer instructions with Parent’s transfer agent and registrar against the transfer of the Covered Securities except in compliance with the foregoing restrictions.

3.2.  Standstill.

(a)  During the period commencing on the Closing Date and ending upon the Standstill Expiration Date (such period, the “Standstill Period”), no Stockholder shall, and each Stockholder shall cause their respective directors, officers, employees, subsidiaries and Affiliates (such persons, collectively with the Stockholders, the “Stockholder Related Persons”) not to (and shall cause each Stockholder Related Person not to assist or form a Group, act in concert or participate with or encourage other persons to), directly or indirectly:

(i)  acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, Beneficial Ownership of any Covered Securities or material assets of Parent or its subsidiaries, including rights or options to acquire such ownership (a “Share Acquisition”) unless such Share Acquisition is made in accordance with Section 3.2(b); provided, however, that this clause (i) shall not prohibit the Stockholder Related Persons from collectively acquiring Common Stock in connection with the Merger or after September 1, 2011, provided that after giving effect to such acquisitions, the Stockholder Related Persons do not collectively Beneficially Own in the aggregate (excluding any Covered Securities of which David Gren has Beneficial Ownership solely as a result of the issuance by Parent of options or Common Stock to him in his capacity as an employee of Parent or its Affiliates)) more than the Permitted Cap.

(ii)  seek or propose to influence, advise, change or control the management, the Board of Directors, governing instruments or policies or affairs of Parent or any of its Affiliates, including, without limitation, by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)), seeking to influence, advise or direct the vote of any holder of Voting Securities of Parent or making a request to amend or waive this provision (other than a Stockholder Designee (as defined below) or an Affiliate of a Stockholder in its capacity as a member of the Board of Directors or as an officer or employee of Parent or any of its Affiliates, as applicable, in a manner consistent with such Stockholder Designee’s fiduciary duties to, or such Affiliate’s scope of employment with, Parent or any of its subsidiaries);

(iii)  make any public disclosure, or take any action that could require Parent or any of its subsidiaries or its Affiliates to make any public disclosure, with respect to any of the matters set forth above; or

(iv)  publicly announce an intention to do any of the foregoing.

(b)  If, during the Standstill Period, a Stockholder intends to make a Share Acquisition, it shall first deliver to Parent a written notice of such intention (a “Share Acquisition Notice”), which Share Acquisition Notice shall specify (i) the number of shares of Common Stock the Stockholder then Beneficially Owns and (ii) the number of shares of Common Stock (or other securities) such Stockholder proposes to acquire in such Share Acquisition.  Within 10 days following the date of delivery of a Share Acquisition Notice, Parent may determine whether, in its reasonable judgment based upon advice of outside tax counsel and in consultation with the Stockholder intending to make such Share Acquisition and taking into account Parent’s reasonably expected future activities, such Share Acquisition could be reasonably likely to cause an “ownership change” of Parent for purposes of Section 382 of the Code (such a determination, an “Ownership Change Determination”).  If Parent does not deliver a notice of an Ownership Change Determination to such Stockholder within 10 days after delivery of a Share Acquisition Notice, such Stockholder may effect such Share Acquisition within 30 days following such delivery of such Share Acquisition Notice provided that such Share Acquisition is otherwise in compliance with Section 3.2(a).  If Parent delivers an Ownership Change Determination, such Stockholder shall not effect such Share Acquisition.  The process set forth in this Section 3.2(b) shall be followed with respect to each Share Acquisition.

4.  Registration of Shares.

4.1.  Piggyback Rights.

(a)  Following the Closing Date, in the event that Parent at any time proposes to conduct a registered public underwritten offering of shares of Common Stock for cash, whether or not for sale for its own account (a “Contemplated Offering”), subject to the last sentence of this Section 4.1(a), it shall at each such time give prompt written notice (a “Piggyback Notice”) to each Holder of its intention to do so, which Piggyback Notice shall specify, to the extent then known, the number of shares of Common Stock to be offered; provided, however, that, if Parent has not yet determined the number of shares of Common Stock to be offered, the Piggyback Notice may specify a range of share numbers that Parent is then contemplating and Parent shall undertake to inform the Holder(s) upon a final determination regarding the size of the Contemplated Offering, but the initial Piggyback Notice shall be deemed to constitute adequate notice for purposes of this Agreement.  Upon the written request of a Holder made within five (5) business days after receipt of the initial Piggyback Notice by such Holder (which request shall specify the number of shares of Common Stock intended to be disposed of by such Holder), subject to the other provisions of this Section 4, Parent shall include in the Contemplated Offering the Shares held by such Holder which Parent has been so requested to include (the “Piggyback Rights”).  Notwithstanding anything to the contrary contained in this Section 4.1, Parent shall not be required to include any Shares held by a Holder in any offering pursuant to any Special Registration.

(b)  Determination Not to Conduct Offering.  If, at any time after giving such Piggyback Notice and prior to the completion of the Contemplated Offering, Parent shall determine for any reason not to proceed with the Contemplated Offering, Parent may, at its election, give written notice of such determination to the Holders and thereupon Parent shall be relieved of its obligation to include the Holders’ Shares in the Contemplated Offering; provided, however, that in such event, Parent shall be responsible for all reasonable and documented out-of-pocket costs, fees and expenses incurred by the Holders in connection with such Contemplated Offering, including the reasonable fees and expenses of one (1) counsel to the Holders incurred in connection with such Contemplated Offering.

(c)  Cutbacks in Parent Offering.  If the Contemplated Offering is to be an underwritten offering on behalf of Parent, and the lead underwriter or managing underwriter advises Parent in writing that, in such firm’s good faith view, the number of Parent Securities and Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Parent Securities and Registrable Securities then contemplated, Parent shall include in such registration:

(i)  first, all Parent Securities;

(ii)  second, the Shares requested to be included in such registration by the Holder(s), pro rata among the Holder(s) on the basis of the number of Shares Beneficially Owned by each such Holder; and

(iii)  third, any other securities eligible to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares Beneficially Owned by each such holder.

(d)  Cutbacks in Other Offerings.  If the Contemplated Offering is to be an underwritten offering other than on behalf of Parent, and the lead underwriter or managing underwriter advises Parent or the Holder(s) that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, Parent shall include in such registration:

(i)  first, (A) the Other Securities held by any holder thereof with a contractual right to include such Other Securities in such registration and (B) the Shares requested to be included in such registration by the Holder(s), pro rata among all such holders on the basis of the number of Other Securities or Shares, as applicable, Beneficially Owned by such holders; and

(ii)  second, any other securities eligible to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares Beneficially Owned by each such holder.

4.2.  Adjustment.  If at any time a Holder’s Registrable Securities as a class shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of such Holder’s Registrable Securities for all purposes under this Section 4.

4.3.  Blue Sky.  In connection with the registration under Section 4.1, Parent shall take all actions necessary to permit the resale by the Stockholders of any Common Stock under the blue sky laws of the several states, except that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4.3 be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

4.4.  Expenses.  All expenses incident to Parent’s performance of or compliance with this Section 4 will be borne by Parent, including, without limitation, all: (i) registration and filing fees and expenses; (ii) expenses of printing and (iii) (A) fees and expenses of counsel for Parent and (B) for any Contemplated Offering, the reasonable fees and expenses of one (1) counsel to the Stockholders.  Except as provided in the immediately preceding sentence under clause (B), all expenses incident to a Stockholder’s exercise of its Piggyback Rights under this Section 4 will be borne by such Stockholder, including, without limitation, any commissions to be paid in connection with any sale of shares (“Selling Expenses”) by the Stockholders.

4.5.  Termination of Registration Rights.   The obligations of Parent under this Section 4 with respect to the Shares held by a Stockholder shall terminate on the date on which such Stockholder may Transfer all such Shares pursuant to Rule 144 under the Securities Act in any 90-day period.

4.6.  Reports Under Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell Shares to the public without registration, or pursuant to a registration of securities by Parent on Form S-3 to the extent available to Parent, Parent shall use best efforts to:

(a)  make and keep available adequate current public information required as a condition to the availability of Rule 144;

(b)  file with the SEC in a timely manner all reports required of Parent under the Exchange Act; and

(c)  furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon written request such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

4.7.  Indemnification.

(a)  Parent will, and does hereby agree to, indemnify and hold harmless each Stockholder, and each of their directors, officers, employees and agents and each Person controlling any Stockholder with respect to any registration effected pursuant to Section 4 against all claims, losses, damages, and liabilities (or actions in respect thereto) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which the Stockholders may become subject under the Securities Act, the Exchange Act, or other federal or state law insofar as such claims, losses, damages or liabilities (or actions in respect thereto) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Shares, or other document, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such party for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Parent by such party.

(b)  Each Stockholder, severally and not jointly, will, if Shares held by or issuable to such party are included in a registration effected pursuant to this Agreement, indemnify Parent, each of its directors, officers, employees, agents and each Person controlling Parent and the officers and directors of each such controlling Person against all claims, losses, damages, and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement or the prospectus included therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse Parent, and each such director, officer, employee, agent and controlling Person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to Parent by such party; provided however, that in no event shall the aggregate amounts payable by any Stockholder under this Section 4.7(b) and Section 4.7(d) exceed the proceeds from the applicable offering actually received by such Stockholder (net of any Selling Expenses paid by such Stockholder), except in the case of fraud by such Stockholder.

(c)  Each party entitled to indemnification under this Section 4.7 (the “Indemnified Party”) shall give written notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and after the Indemnifying Party assumes the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in the reasonable judgment of the Indemnified Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests between such Indemnified Party and the Indemnifying Party in such proceeding in which case such Indemnified Party shall have the right to employ separate counsel to participate in such defense at the expense of the Indemnifying Party; it being understood that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties provided, however, that the Indemnifying Party shall bear the expenses of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of more than one party by the same counsel would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and the Indemnifying Party.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the express written consent of each Indemnified Party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement in respect of such claim or litigation.

(d)  If the indemnification provided for in subsection (a) or (b) of this Section 4.7 is for any reason unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each Indemnifying Party under any such subsection, in lieu of indemnifying such Indemnified Party thereunder, hereby agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such claims, actions, demands, losses, damages, liabilities, cost or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, (i) the amount a Stockholder shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of Shares sold by such party pursuant to the registration statement which gives rise to such obligation to contribute (less aggregate amount of any damages which such party has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Shares), and (ii) in no event shall a Stockholder’s liability pursuant to this Section 4.7(d), when combined with the amounts paid or payable by such Stockholder pursuant to Section 4.7(b), exceed the proceeds from the applicable offering actually received by such Stockholder (net of any Selling Expenses paid by such Stockholder), except in the case of fraud by such Stockholder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

5.  Board of Directors.

5.1.  Stockholder Designees.

(a)  Following the Closing Date, and subject to the Applicable Limitations and the other provisions of this Section 5, Parent hereby agrees that (a) during the Two-Director Board Appointment Period, the Board of Directors shall take such action as may be necessary to nominate two (2) members of the Board of Directors designated by the Majority Holders, (b) during the One-Director Board Appointment Period, the Board of Directors shall take such action as may be necessary to nominate one (1) member of the Board of Directors designated by the Majority Holders, (c) upon the One-Director Board Appointment Termination Date, Parent shall have no obligation to nominate any member of the Board of Directors designated by the Stockholders.  Each nominee so designated shall be reasonably acceptable to a majority of the Board of Directors, which acceptance shall not be unreasonably withheld (such nominees from time to time so designated, each a “Stockholder Designee,” and collectively, the “Stockholder Designees.” The initial Stockholder Designees are set forth on Schedule B.

(b)  If, at any time during the Two-Director Board Appointment Period or the One-Director Board Appointment Period, as applicable, there shall occur a vacancy in a Board of Directors seat previously occupied by a Stockholder Designee by reason of resignation, removal, death or incapacity, then the Board of Directors shall take such action as may be necessary to fill such vacancy with another Stockholder Designee.

(c)  Provided that the Stockholders have the right to designate any Stockholder Designees, the Stockholders shall be required to identify in writing the proposed Stockholder Designee(s) by February 1 of the applicable year and to cause each such Stockholder Designee to submit a completed director and officer questionnaire provided by Parent, and any such person who is designated by the Stockholders to serve as one of its Stockholder Designees shall be nominated by the Nominating and Governance Committee for election to the Board of Directors at Parent’s annual meeting of stockholders, subject to Applicable Limitations.

5.2.  Committee Memberships.  Following the Closing Date, and subject to the Applicable Limitations and the other provisions of this Section 5, during the Two-Director Board Appointment Period and the One-Director Board Appointment Period, as applicable, the Stockholders shall have the right, upon their written request, to have one of their Stockholder Designees serve as a member of each committee of the Board of Directors (other than any committee of the Board of Directors established to consider a transaction between Parent or any of its Affiliates, on the one hand, and the Stockholders, the Stockholder Designees or any of their respective Affiliates, on the other hand); provided, that, notwithstanding the foregoing, the Nominating and Corporate Governance Committee shall at all times be comprised of a majority of directors that are not Stockholder Designees or Affiliates of any of the Stockholders.

5.3.  None of the rights granted to the Stockholders under this Section 5 may be assigned by the Stockholders without the prior written consent of Parent.

6.  Effective Date/Termination.  This Agreement shall automatically terminate upon the occurrence of a Change of Control, provided that (i) the provisions of Section 7 hereof shall survive any such termination and (ii) the provisions of Section 4 shall continue until they terminate pursuant to Section 4.5.

7.  Miscellaneous Provisions.

7.1.  Parties in Interest.  Nothing in this Agreement is intended to confer any rights or remedies on any Persons other than the Stockholders and Parent and their respective successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to Parent or the Stockholders.  No provision of this Agreement shall give any third persons any right of subrogation or action over or against Parent or the Stockholders.

7.2.  Public Statements or Releases.  No Stockholder shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior written approval of Parent.

7.3.  Notices.

(a)  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day of transmission if sent via electronic mail transmission to the electronic mail addresses given below, and electronic confirmation of receipt is obtained promptly after completion of transmission, (iv) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service or (v) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Parent:

Hampshire Group, Limited
114 W. 41st Street
New York, NY 10036
Attn: Heath L. Golden
Facsimile: (212) 512-0388
e-mail: hgolden@hamp.com

with a copy (with shall not constitute notice) to:

Willkie Fan & Gallagher LLP
787 Seventh Avenue
New York, New York
10019 Attn:  Steven J. Gartner, Esq.
                       Mark A. Cognetti, Esq.
Facsimile: (212) 728-8111
e-mail:           sgartner@willkie.com
                       mcognetti@willkie.com

(b)  If to a Stockholder, to such Stockholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such party may hereafter specify for such purpose by notice to each other party hereto, in each case with a copy to (which shall not constitute notice):

Stevens & Lee
620 Freedom Business Center
Suite 200
P.O. Box 62330
King of Prussia, PA  19406
Attn: Steven M. Tyminski, Esq.
Facsimile: (610) 371-7986
e-mail: SMT@stevenslee.com

(c)  Any party may change its address for the purpose of this Section 7.3 by giving the other party written notice of its new address in the manner set forth above.

7.4.  Section and Paragraph Headings.  The Section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.5.  Severability.  In the event that any provision of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

7.6.  Governing Law.

(a)  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

(b)  Each party hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each party hereto hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

7.7.  Consent to Jurisdiction; Service of Process.  The parties hereto hereby submit to the exclusive jurisdiction of the federal courts of located in Wilmington, Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.  Service of process with respect thereto may be made upon the parties  by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 7.3.

7.8.  Amendments; Waivers.  This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Parent and each Stockholder.  Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

7.9.  Successors and Assigns.  No party hereto shall assign this agreement without the prior written consent of the other parties hereto; provided, however, that the rights under this Agreement may be assigned by a Stockholder pursuant to any Permitted Transfer (but only with all related obligations and the express written acknowledgement of the transferee to be bound by the terms and conditions of this Agreement).  Notwithstanding the foregoing, Parent shall have the right to assign its rights and/or delegate its obligations hereunder to any financing sources for collateral purposes.  This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

7.10.  Interpretation.

(a)  When a reference is made in this Agreement to an Article, a Section, or Schedule, such reference shall be to an Article of, a Section of, or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted assigns and successors.

(b)  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

7.11.  Counterparts.  This Agreement may be executed by the parties hereto in one or more counterparts or duplicate originals, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.  The exchange of a fully executed Agreement (in counterpart or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the parties.

7.12.  Entire Agreement.  This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.  All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as though completely set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARENT:

HAMPSHIRE GROUP, LIMITED
By:
Name:
Title:

STOCKHOLDERS:

Paul Buxbaum

David Gren

YIH III, LLC

By:
Name: Benjamin Yogel
Title: Member of the Managing Member

SCHEDULE A

Name and Address of Stockholders

SCHEDULE B

Stockholder Designees